EXHIBIT 10.55

APRIL 2007 WAIVER, AMENDMENT AND AGREEMENT
AS TO 2005 SUBORDINATED NOTES

APRIL 2007 WAIVER, AMENDMENT AND AGREEMENT

AS TO 2005 SUBORDINATED NOTES

THIS APRIL 2007 WAIVER, AMENDMENT AND AGREEMENT AS TO 2005 SUBORDINATED NOTES (this “Agreement”) is made as of April 27, 2007, among Galaxy Energy Corporation, a Colorado corporation (“Galaxy” or the “Company”), Bank Sal. Oppenheim jr. & Cie., Clarion Finanz AG, Capriccio Investments Inc., Desmodio Management Inc., Centrum Bank AG, Finter Bank Zurich, Julius Baer Fund Trading, Vanguard Capital Limited, Rahn & Bodmer and Bost & Co. (collectively, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “2005 Subordinated Note Purchase Agreement”), dated as of March 1, 2005, pursuant to which the Company issued to the Buyers, among other things, senior subordinated convertible notes (as amended by that certain Waiver and First Amendment to March 2005 Notes and Warrants, dated as of May 31, 2005, and in effect as of the date thereof, without amendment or modification thereafter, the “2005 Subordinated Notes”) and warrants (the “2005 Warrants”), dated March 1, 2005 to purchase an aggregate of 1,637,235 shares (the “WarrantShares”) (subject to adjustment as provided therein) of the Common Stock of the Company and, in connection therewith, entered into that certain Subordination Agreement, dated as of May 31, 2005, with the Subsidiaries, the Buyers, holders of secured notes issued in  2004 (the “2004Noteholders”) and an agent for the 2004 Noteholders (the “2005 Subordination Agreement”); and

WHEREAS, the 2005 Subordinated Notes have a stated maturity date of April 30, 2007; and

WHEREAS, the Company and Dolphin have entered into a Purchase and Sale Agreement with PetroHunter Energy Corporation, a Maryland corporation (“PetroHunter”), with respect to the proposed sale (the “PRB Sale”) to PetroHunter by the Company and Dolphin Energy Corporation, a wholly-owned subsidiary of Galaxy (“Dolphin”) of all of their real property; facilities; and oil, gas and other mineral drilling, exploration and development rights, concessions, working interests and participation that (i) are leased or otherwise owned or possessed by the Company or Dolphin, (ii) in connection with which the Company or Dolphin has entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) the Company or Dolphin has agreed (or has an option) to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business in the Powder River Basin of Wyoming and Montana (the “PRB Assets”); and

WHEREAS, the consideration for the PRB Assets is $20,000,000 in cash and $25,000,000 in restricted shares of PetroHunter common stock (“PetroHunter Stock”); and

WHEREAS, to induce the holders of its secured debt to consent to the PRB Sale, the Company (i) has agreed to issue an aggregate of 10,000,000 shares (subject to proportionate adjustment for stock splits, stock dividends or similar events occurring after the date hereof) of

Common Stock to such holders pursuant to automatic cashless exercises of the Warrants held by such holders, pursuant to Section 2(e) of each of the Warrants and Section 6(d) hereof, upon consummation of the PRB Sale (the “PRB Cash Exercise”) and (ii) issued an aggregate of 2,000,000 shares of Common Stock (the “Delayed Sale Share Issuance”) to such holders as the PRB Sale was not consummated on or before January 31, 2007; and

WHEREAS, Galaxy desires to pay the 2005 Subordinated Notes with shares of PetroHunter stock it receives upon closing of the PRB Sale and the Buyers are willing to accept shares of PetroHunter stock as payment of their 2005 Subordinated Notes on the terms set forth herein; and

WHEREAS, Galaxy requires an extension of the maturity date of the 2005 Subordinated Notes as the PRB Sale may not be completed by April 30, 2007; and

WHEREAS, one or more Triggering Events and/or Events of Default, both as defined in the 2005 Subordinated Notes, may have occurred;

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.           Extension of Maturity Date and Confirmation of Subordination.

a.  Each of the Buyers, severally and not jointly, hereby agrees with the Company that the first sentence of Section 2(a)(xvi) of each of the Notes held by such Buyer is hereby amended and restated in its entirety as follows:

“(xvi)                      “Maturity Date” means the earliest of (A) the date of consummation of the PRB Sale (as defined in the April 2007 Waiver, Amendment and Agreement as to 2005 Subordinated Notes), (B) October 31, 2007, and (C) such date as all amounts due under this Note have been fully paid.”

b.           Each of the Buyers, severally and not jointly, hereby agrees and confirms that the 2005 Subordinated Notes continue to be subordinate pursuant to the terms of the 2005 Subordination Agreement.

2.  Amendment of Notes.

a.  Each of the Buyers, severally and not jointly, hereby agrees with the Company that the first sentence of Section 4(b) of each of the Notes held by such Buyer is hereby amended and restated in its entirety as follows:

“(b)                      Optional Redemption Upon Change of Control.  In addition to the rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company, the Holder shall have the right, at the Holder’s option, to require the Company to redeem all or a portion of the Principal at a price equal to 100% (or 115% in the case of an event satisfying the definition of Change of Control pursuant to subsection (iii) below that is not pursuant to a definitive written agreement executed by the Company and approved by the Company’s Board of Directors) of the Principal plus the Interest Amount with respect to such Principal (the “Change of Control Redemption Price”).”

b.  Each of the Buyers, severally and not jointly, hereby agrees with the Company that the third sentence of Section 11 of each of the Notes held by such Buyer is hereby amended and restated in its entirety as follows:

“For purposes of this Note:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (ii) on terms that require full payment within 90 days, (iii) not unpaid in excess of 90 days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by United States generally accepted accounting principles (“GAAP”) has been made and (iv) not exceeding at any one time an aggregate among the Company and its Subsidiaries of $5,000,000), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above, and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.”

3.  Waiver as to Section 2(f) of the 2005 Subordinated Notes.

a.  The Company hereby confirms that by the terms of Section 2(f) of the 2005 Subordinated Notes, the Fixed Conversion Price has decreased to $1.25.  However, each of the Buyers, severally and not jointly, hereby irrevocably waives the right to receive any more shares upon conversion of the 2005 Subordinated Note, than it would have received had the Fixed Conversion Price remained at $1.88 per share.  By way of example, a note in the principal amount of $1,000,000 that was originally convertible at $1.88 would have been converted into 531,915 shares.  That note is still convertible into 531,915 shares, but the remaining principal balance of $335,106.25 must be paid in cash.

b.  Each of the Buyers, severally and not jointly, hereby agrees that whenever the terms of its 2005 Subordinated Note requires an adjustment to the Fixed Conversion Price that would decrease such price, the Company shall not be required to issue Buyer any more shares than it would have issued, had the Fixed Conversion Price remained at $1.88 per share.  Each of the Buyers, severally and not jointly, agrees that Buyer’s right to convert under Section 2 of the 2005 Subordinated Note shall be limited to that number of shares that Buyer would have received had the Fixed Conversion Price remained at $1.88 per share.

c.  Each of the Buyers, severally and not jointly, hereby irrevocably waives any adjustment of the Fixed Conversion Price pursuant to Section 2(f) of the 2005 Subordinated Notes resulting from the PRB Cashless Exercise and Delayed Sale Share Issuance.

4.  Waiver as to Section 9(a) of the 2005 Warrants.

a.  The Company hereby confirms that by the terms of the Section 9(a) of the 2005 Warrants, the Warrant Exercise Price has decreased to $1.25 per share.  However, each of the Buyers, severally and not jointly, hereby waives the right to receive any more shares upon exercise of the 2005 Warrant, than it would have received had the Warrant Exercise Price remained at $1.88 per share.  By way of example, a warrant to purchase 1,000,000 shares at $1.88 per share is now a warrant to purchase 1,000,000 shares at $.125 per share.

b.  Each of the Buyers, severally and not jointly, hereby irrevocably waives the right to receive any more shares upon exercise of the 2005 Warrant in the event of further decreases in the Warrant Exercise Price.

c.  Each of the Buyers, severally and not jointly, hereby irrevocably waives any adjustment of the Warrant Exercise Price and the number of shares of Common Stock purchasable upon exercise of the 2005 Warrant pursuant to Section 9(a) of the 2005 Warrants resulting from the PRB Cashless Exercise and Delayed Sale Share Issuance.

5.           Trigger Event and Event of Default Waiver.

Each of the Buyers, severally and not jointly, hereby waives (i) the Company’s failure to list as a lien in the 2005 Subordinated Note Purchase Agreement a Mortgage, Security Agreement, Assignment, Financing Statement and Fixture Filing to DAR, LLC, dated effective January 14, 2004, (ii) the breaches of Section 4(m) of the 2005 Subordinated Note Purchase Agreement and Section 11 of each of the 2005 Subordinated Notes held by such Buyer, as well as the occurrence of a Triggering Event (as defined in the 2005 Subordinated Notes) under Sections 3(b)(vii) and 3(b)(viii) of each of the 2005 Subordinated Notes held by such Buyer and an Event of Default (as defined in the 2005 Subordinated Notes) under Sections 10(a)(ii) and 10(a)(iii) of each of the 2005 Subordinated Notes held by such Buyer, resulting solely from the Company having incurred Indebtedness (as defined in the Notes) in the form of obligations issued, undertaken or assumed as the deferred purchase price of property or services consisting of account trade payables exceeding an aggregate among the Company and its Subsidiaries of $2,500,000, and (iii) any Triggering Event, Event of Default or other default under the 2005 Subordinated Note or 2005 Subordinated Note Purchase Agreement resulting from the execution and delivery of the November 2006 Waiver and Amendment Agreement between the Company and the holders of the Company’s secured debt and the consummation of the transactions contemplated thereby.

6.           Payment upon PRB Sale.

Each of the Buyers, severally and not jointly, hereby agrees to accept as full and complete payment of principal and interest due under the 2005 Subordinated Notes, restricted shares of PetroHunter Stock, the number of which and the value of which are to be negotiated between each of the Buyers and the Company.

7.           Representations and Warranties of the Company.  The Company represents and warrants to each of the Buyers that:

a.  Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes (as amended hereby), and the Warrants.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the transfer of the shares of PetroHunter Stock in accordance herewith) have been duly authorized by the board of directors of the Company, and no further consent or authorization is required of any of the Company or its Board of Directors or shareholders (under applicable law, the rules and regulations of the Principal Market (as defined in the Notes) or otherwise.  This Agreement has been duly executed and delivered by the Company, and each of this Agreement, the Notes (as amended hereby), and the Warrants constitutes a valid and binding obligation of each of the Company enforceable against the Company in accordance with its terms.

b.  No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the PetroHunter Stock to the Buyers.

c.  Acquisition of PetroHunter Stock.  The Company will acquire the PetroHunter Stock for its own account as principal and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Company does not represent that it agreed to hold any of the PetroHunter Stock for any minimum or other specific term.

d.  Accredited Investor Status.  The Company is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

e.  Reliance on Exemptions.  The Company understands that the PetroHunter Stock will be transferred to the Buyers in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Buyers are relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to transfer the PetroHunter Stock to the Buyers.

f.  Information.  The Company and its advisors, if any, were furnished with all materials relating to the business, finances and operations of PetroHunter and materials relating to the Company’s acquisition of PetroHunter Stock that were requested by the Company.  The Company and its advisors, if any, were afforded the opportunity to ask questions of PetroHunter.  The Company has sought such accounting, legal and tax advice as it has considered necessary to make an investment decision with respect to its acquisition and subsequent transfer of the PetroHunter Stock. The Company has conducted its own investigation, to the extent that the Company has determined necessary or desirable, in connection with the transfer of the PetroHunter Stock to the Buyers and is not relying on any statements of or information from any  Buyer concerning PetroHunter.

8.  Representation and Warranties of Each of the Buyers.  Each of the Buyers, jointly and not severally, represents and warrants to the Company that with respect to such Buyer:

a.  Existence; Authorization.  Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to enter into and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms.

b.           Investment Purpose.  Such Buyer will acquire the PetroHunter Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the PetroHunter Stock for any minimum or other specific term and reserves the right to dispose of the Common Shares and PetroHunter Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

c.  Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

d.  No Registration.  Such Buyer understands that (1) the shares of PetroHunter Stock (A) have not been registered under the 1933 Act or any state securities laws and (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the 1933 Act and state securities laws, and (2) such Buyer must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the 1933 Act and applicable state securities laws or is exempt therefrom.

e.  Understanding of Investment Risks.  Such Buyer has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting Buyer’s interest in connection with the acquisition of the shares of PetroHunter Stock.  Such Buyer understands that the acquisition of the PetroHunter Stock is a speculative investment and involves substantial risks and that Buyer could lose Buyer’s entire investment in the 2005 Subordinated Notes.  To the extent deemed necessary by Buyer, such Buyer has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the PetroHunter Stock.  Such Buyer has the ability to bear the economic risks of Buyer’s investment in the PetroHunter Stock, including a complete loss of the investment, and Buyer has no need for liquidity in such investment.

f.  Access to Information.  Such Buyer has been furnished all information (or provided access to all information) regarding the business and financial condition of PetroHunter, its expected plans for future business activities, the attributes of the PetroHunter Stock and the merits and risks of an investment in the PetroHunter Stock which such Buyer has requested or otherwise needs to evaluate the investment in PetroHunter.  In making the proposed investment decision, such Buyer is relying solely on investigations made by Buyer and Buyer’s representatives.  The offer to acquire the PetroHunter Stock was communicated to such Buyer in such a manner that Buyer was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction.

g.  Nature of Investment.  Such Buyer acknowledges and is aware that there has never been any representation, guarantee or warranty made by the Company or any officer, director, employee or agent or representative of the Company, expressly or by implication, as to (1) the approximate or exact length of time that such Buyer will be required to remain an owner of the PetroHunter Stock; (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (3) that the limited past performance (if any) or experience on the part of PetroHunter, or any future expectations will in any way indicate the predictable results of the ownership of the PetroHunter Stock or of the overall financial performance of PetroHunter.

h.  Reliance on Exemptions.  Such Buyer understands that the PetroHunter Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the PetroHunter Stock.

i.  Restricted Nature of Shares.  Such Buyer understands that the shares of PetroHunter Stock have not been registered under the 1933 Act or any securities laws of any jurisdiction, that the shares of PetroHunter Stock are “restricted securities” as that term is defined in Rule 144 under the 1933 Act, that PetroHunter will, from time to time, make stop transfer notations in its records to ensure compliance with the 1933 Act in connection with any proposed transfer of the shares of PetroHunter Stock and that all certificates evidencing the shares of PetroHunter Stock shall bear a restrictive legend in substantially the language set forth below:

“THE SECURITES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE COMMON SHARES OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

9.  Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of PetroHunter and materials relating to the offer and sale of the PetroHunter Stock that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company regarding PetroHunter.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 8.  Such Buyer understands that its investment in the PetroHunter Stock involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the PetroHunter Stock.

10.  Independent Nature of the Buyers.  The obligations of each of the Buyers hereunder are several and not joint with the obligations of the other Buyers.  Each of the Buyers shall be responsible only for its own agreements and covenants hereunder and under the other documents executed in connection with the 2005 Subordinated Notes (the “Transaction Documents”).  The decision of each of the Buyers to enter into this Agreement has been made by each such party independently of any of the other Buyers and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries or PetroHunter or any of its subsidiaries which may have been made or given by any of the other Buyers or by any agent or employee of any of the other Buyers, and none of the Buyers nor any of their respective agents or employees shall have any liability to any of the other Buyers (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any of the other Transaction Documents, and no action taken by any of the Buyers pursuant hereto or thereto, shall be deemed to constitute any of the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any of the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby.  Each of the Buyers shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and the other Transaction Documents (in each case as amended hereby), and it shall not be necessary for any of the other Buyers to be joined as an additional party in any proceeding for such purpose.

11.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

12.  Further Assurances.  The Company hereby agrees from time to time, as and when requested by any Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as such Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement and the other Transaction Documents.

13.  Rules of Construction.  All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation.

14.  Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Denver, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

16.  Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

17.  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

18.  Merger.  This Agreement and the other Transaction Documents, as amended hereby, represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY: GALAXY ENERGY CORPORATION
By: /s/ Christopher S. Hardesty Name: Christopher S. Hardesty Title: SVP & CFO

BUYERS:

BANK SAL. OPPENHEIM JR. & CIE.

By:	/s/ R. Grelat /s/ U. Fricker
Name:	R. Grelat U. Fricker
Title:	Vice President Director

CLARION FINANZ AG

By:	/s/ Carlo Civelli
Name:	Carlo Civelli
Title:	Director

CAPPRICCIO INVESTMENTS INC.

By:	/s/ E. Schreiber
Name:	E. Schreiber
Title:	Director

DESMODIO MANAGEMENT INC.

By:	/s/ Karl-Heinz Hemmerle
Name:	Karl-Heinz Hemmerle
Title:	Director

CENTRUM BANK AG

By:	/s/ J. Muhlethaler /s/ D. Kieber
Name:	J. Muhlethaler D. Kieber
Title:	Executive Director Authorized Officer

FINTER BANK ZURICH

By:	/s/ Roger Curchod /s/ Karl Siegel
Name:	Roger Curchod Karl Siegel
Title:	AVP AVP

JULIUS BAER FUND TRADING

By:	/s/ Z. Bozanic /s/ R. Mader
Name:	Z. Bozanic R. Mader
Title:	AVP AVP

VANGUARD CAPITAL LIMITED

By:	/s/ Olivier Chaponnier
Name:	Olivier Chaponnier
Title:	Director

RAHN & BODMER (custodian for Tuula Civelli)

By:	/s/ Tuula Civelli
Name:	Tuula Civelli
Title:

BOST & CO.

By:	/s/ Carlo Civelli
Name:	Carlo Civelli
Title:	Director